As filed with the Securities and Exchange Commission on November 27, 2001
                           Registration No. 333-_____

                       ___________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ___________________________________

                               AMNIS SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    94-3402831
  (State or other jurisdiction of              (I.R.S. Employer Identification
  incorporation or organization)                           Number)

                              3450 Hillview Avenue
                           Palo Alto, California 94304
   (Address, including Zip Code, of Registrant's principal executive offices)

                    Optivision, Inc. adopted 1997 Stock Plan
                       Amnis Systems Inc.  2000 Stock Plan
                            (Full title of the Plan)

                               MICHAEL A. LICCARDO
                      President and Chief Executive Officer
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                     (Name and address of agent for service)

                                 (650) 855-0200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Edward V. Pollack, Esq.
              Leland, Parachini, Steinberg, Matzger & Melnick, LLP
                          333 Market Street, 27th Floor
                             San Francisco, CA 94105
                                 (415) 957 1800
                       ___________________________________

                                CALCULATION OF REGISTRATION FEE


------------------------------------  ----------  -----------  ----------------  -------------
                                                   PROPOSED        PROPOSED
                                                    MAXIMUM        MAXIMUM
                                      AMOUNT TO    OFFERING       AGGREGATE        AMOUNT OF
TITLE OF SECURITIES TO BE                 BE       PRICE PER    OFFERING PRICE   REGISTRATION
REGISTERED                            REGISTERED   SHARE (1)         (1)              FEE
------------------------------------  ----------  -----------  ----------------  -------------

Common Stock, $0.0001 par value,       3,693,614  $   0.90(2)  $3,324,252.60(2)  $      831.07
subject to outstanding options under
the Optivision, Inc.
Adopted 1997 Stock Plan
------------------------------------  ----------  -----------  ----------------  -------------
Common Stock, $0.0001 par value,         299,868  $   0.70(3)  $  206,907.60(3)  $       52.48
to be issued under the Optivision,
Inc. Adopted 1997 Stock Plan
------------------------------------  ----------  -----------  ----------------  -------------
Common Stock, $0.0001 par value,       2,237,250  $   1.07(2)  $2,393,857.50(2)  $      598.47
subject to outstanding options under
the Amnis Systems Inc. 2000 Stock
Plan
------------------------------------  ----------  -----------  ----------------  -------------
Common Stock, $0.0001 par value,       3,262,750  $   0.70(3)  $   2,283,925(3)  $      570.99
to be issued under the Amnis
Systems Inc. 2000 Stock Plan
------------------------------------  ----------  -----------  ----------------  -------------
Total                                  9,493,482               $  8,211,942.70   $    2,053.01
------------------------------------  ----------  -----------  ----------------  -------------

(1)     Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended
(the  "Securities  Act").
(2)     Based  on  the  average  exercise  price  of  outstanding  options.
(3)     Estimated  solely  for  the purposes of calculating the registration fee.  Computation based  upon  the average of the bid and asked prices of the Registrant's Common Stock reported on  the  OTC  Bulletin  Board  on  November  26,  2001,  which  average  was $ 0.70 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents have been filed with the Securities and Exchange Commission and are incorporated herein by reference:

     (a) The description of our common stock contained in our Registration Statement on Form 10-SB filed on February 22, 2000;

     (b)     Our  2000  Annual  Report  on  Form  10-KSB filed on April 2, 2001;

     (c) Our Quarterly Report for the quarterly period ending March 31, 2001 on Form 10-QSB filed on May 15, 2001;

     (d) Our Quarterly Report for the quarterly period ending June 30, 2001 on Form 10-QSB filed on August 14, 2001;

     (e) Our Quarterly Report for the quarterly period ending September 30, 2001 on Form 10-QSB filed on November 14, 2001.

     (f) Our Current Reports and Amendments thereto on Form 8-K filed on May 1, 2001 and July 2, 2001; and

     (g) All documents filed by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     As of the date of this Registration Statement, certain members of Leland, Parachini, Steinberg, Matzger & Melnick, LLP beneficially own an aggregate of 30,000 options to purchase shares of Common Stock of the Registrant.


ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Our certificate of incorporation, as amended, and bylaws, as amended, provide in effect that, subject to certain limited exceptions, we may indemnify our directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. We have agreed to insure our directors and officers under policies of insurance maintained by us, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of having been such directors or officers. In addition, we have also agreed to include and cause to be maintained in effect in our certificate of incorporation and bylaws certain provisions regarding elimination of liability of directors, indemnification of officers, directors, employees, agents and advisors.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing the with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit Number                      Exhibit
5.1             Opinion of Leland, Parachini, Steinberg, Matzger & Melnick, LLP
23.1            Consent of Hood & Strong LLP with respect to the financial statements of the Registrant included in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000


23.2            Consent of Hood & Strong LLP with respect to the financial statements of
                Optivision, Inc. included in the Registrant's Current Report on Form 8-K filed on May 1, 2001

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Palo Alto, State of California, on the November 27, 2001.

                                   AMNIS  SYSTEMS  INC.

                                   By:  /s/  Michael  A.  Liccardo
                                      ------------------------------
                                        Michael  A.  Liccardo
                                        President,  Chief  Executive Officer and
                                        Chairman  of  the  Board  of  Directors

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                       Title                          Date
  /s/ Michael A. Liccardo     President, Chief Executive Officer and   November 27, 2001
----------------------------  Chairman of the Board of Directors
    Michael A. Liccardo

  /s/ Lawrence L. Bartlett    Vice President, Chief Financial Officer  November 27, 2001
----------------------------  and Director
    Lawrence L. Bartlett

                                    INDEX TO EXHIBITS


Exhibit Number                            Exhibit

5.1             Opinion of  Leland, Parachini, Steinberg, Matzger & Melnick, LLP
23.1 Consent of Hood & Strong LLP with respect to the financial statements of the Registrant included in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000
23.2 Consent of Hood & Strong LLP with respect to the financial statements of Optivision, Inc. included in the registrant's Current Report on Form 8-K filed on May 1, 2001